UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                        ______________________________

                                   FORM 8-K
                               CURRENT REPORT


                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported):  May 6, 2004


                                   0-15898
                          (Commission File Number)

                       ______________________________

                     CASUAL MALE RETAIL GROUP, INC.
        (Exact name of registrant as specified in its charter)

      Delaware                                             04-2623104
(State of Incorporation)                                 (IRS Employer
                                                      Identification Number)


              555 Turnpike Street, Canton, Massachusetts 02021
            (Address of registrant's principal executive office)


                              (781) 828-9300
                     (Registrant's telephone number)
                      ______________________________



















ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

	(c) Exhibits
	    Exhibit No.	Description
          -----------   ------------
	     99.1		Press Release announcing Casual Male Retail Group,
	      		Inc.'s First Quarter Fiscal 2004 Sales.

ITEM 12.  Results of Operations and Financial Condition.

On May 6, 2004, Casual Male Retail Group, Inc. (the "Company") issued a press release announcing sales results for the first quarter of fiscal
2004, which ended on May 1, 2004. In addition, the Company announced that it boosted its marketing spend in the first quarter by over $3.5 million in institutional television advertising, to help establish its George Foreman men's apparel brand. As a result, the Company disclosed that its earnings per share for the first quarter of fiscal 2004, which will be announced on May 20, 2004, is expected to be less than the corresponding period of the prior year.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.






































                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              CASUAL MALE RETAIL GROUP, INC.

                                              By: /s/ Dennis R. Hernreich
						  ---------------------------
                                              Name:  Dennis R. Hernreich
                                              Title: Executive Vice President
                                                     and Chief Financial Officer


Date:  May 11, 2004